As filed with the Securities and Exchange Commission on April 2, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	48-1293684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Calle Amanecer

San Clemente, CA

(949) 429-6680

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dan W. Gladney

President and Chief Executive Officer

ReShape Lifesciences Inc.

1001 Calle Amanecer

San Clemente, CA

(949) 429-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bruce A. Machmeier

Brett R. Hanson

Fox Rothschild LLP

222 South Ninth Street, Suite 2000

Minneapolis, Minnesota 55402

(612) 607-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   333-216600

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, par value $0.01 per share
Preferred stock, par value $0.01 per share
Securities Warrants
Units
Total	$5,813,500	$724

(1) The Registrant previously registered the securities at an aggregate initial offering price not to exceed $75,000,000 on Registration Statement Form S-3 (File No. 333-216600), which was declared effective on July 21, 2017. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, and certain interpretations by the U.S. Securities and Exchange Commission, an additional amount of securities ($5,813,500) having a proposed maximum aggregate offering price of no more than 20% of the remaining amount ($29,067,500) of the offering price of the securities eligible to be sold under the above referenced Registration Statement is hereby registered.

(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933, as amended, to register additional shares of our common stock, par value $0.01 per share, preferred stock, par value $0.01 per share, securities warrants and units with an aggregate public offering price not to exceed $5,813,500. This registration statement relates to our registration statement on Form S-3 (File No. 333-216600), which was originally filed with the Securities and Exchange Commission on March 10, 2017, as amended on July 18, 2017 and declared effective by the Securities and Exchange Commission on July 21, 2017. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-216600), including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.  The required opinion and consents are listed on the Exhibit Index attached to and filed with this registration statement.

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EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Fox Rothschild LLP

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Fox Rothschild LLP (included in Exhibit 5.1 to this registration statement).

24.1**	Power of Attorney (included on signature page to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 10, 2017 (File No. 333-216600)).

*                 Filed herewith.

**          Previously filed with the Registration Statement on Form S-3 (File No. 333-216600) filed with the Securities and Exchange Commission on March 10, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on April 2, 2018.

RESHAPE LIFESCIENCES INC.

By:	/s/ Dan W. Gladney
Dan W. Gladney
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

/s/ Dan W. Gladney		President and Chief Executive Officer, Chairman and Director	April 2, 2018
Dan W. Gladney		(principal executive officer)

/s/ Scott P. Youngstrom		Chief Financial Officer	April 2, 2018
Scott P. Youngstrom		(principal financial and accounting officer)

*		Director	April 2, 2018
Gary D. Blackford

*		Director	April 2, 2018
Bobby I. Griffin

*		Director	April 2, 2018
Michael Y. Mashaal, M.D.

*		Director	April 2, 2018
Lori S. McDougal

*		Director	April 2, 2018
Jon T. Tremmel

By:	/s/ Dan W. Gladney
Dan W. Gladney Attorney-in-Fact

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